U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report                         September 29, 2004
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)



        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                             75074
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099

Item 5.     Other Events


     On September 29, 2004, the Board of Directors of TGC Industries, Inc. ("TGC") or (the "Company") announced that the conversion price per share of its Series C 8% Convertible Exchangeable Preferred Stock (the "Preferred Stock") will be reduced from $6.00 per share to $2.00 per share [resulting in each share of Preferred Stock being convertible into 2.5 shares of Common Stock] for a period beginning on September 24, 2004, and ending on January 31, 2005, in an effort to encourage the conversion of its outstanding Series C 8% Convertible Exchangeable Preferred Stock. The September 29, 2004 Press Release is attached hereto as Exhibit "A."

Item 7.  Financial Statements and Exhibits

    (c)  Exhibits.

         99.1   Press Release dated September 29, 2004.


Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.


September 29, 2004
                              By:/s/Wayne A. Whitener
                                            Wayne A. Whitener,
                                            President and CEO
                                        (Principal Executive Officer)

                                EXHIBIT 99.1


                                                               PRESS RELEASE

BARRY KAPLAN ASSOCIATES                              For Immediate Release:
=============================================================================
623 River Road, Fair Haven, New Jersey  07704                  (732) 747-0702
                                                           FAX (732) 758-1837
                                                     Email:  smallkap@aol.com


                                  Investor Contact:         Andrew J. Kaplan

                                  Company Contact:            Wayne Whitener
                                                             President & CEO
                                                         Tel: (972) 881-1099
                                  Email:            wwhitener@tgcseismic.com



          TGC Industries Announces Reduction in Conversion Price of
            Series C 8% Convertible Exchangeable Preferred Stock

Plano, Texas -- Wednesday, September 29, 2004 -- TGC Industries, Inc. (Nasdaq OTC BB: TGCI) announced today that its Board of Directors, at a Special Meeting held on September 24, 2004, determined that, with regard to the Company's Series C 8% Convertible Exchangeable Preferred Stock, the conversion price into the Company's Common Stock will be reduced from $6 to $2 for a period beginning on September 24,2004, and ending on January 31, 2005, with the understanding and agreement of each converting holder of the Series C Preferred Stock that, in accepting such reduced conversion price, each such holder will be deemed to have agreed to offset the benefit of such price reduction against whatever amount of accrued dividends may be owing to such holder as of the conversion date. This step is being taken in order to encourage conversion of the few remaining outstanding shares of Series C Preferred Stock so that the continuing administrative expenses of dealing with such issue can be eliminated. As a result, a current holder of the Series C Preferred Stock will be able to convert each share of such Preferred Stock into 2.5 shares of Common Stock. Full conversion of the Series C Preferred Stock will result in the issuance of 145,250 additional shares of the Company's Common Stock.

This report contains forward-looking statements which reflect the view of Company's management with respect to future events. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company's Securities and exchange Commission filings, and include, but are not limited to, the dependence upon energy industry spending for seismic services, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, the potential for fluctuations in oil and gas prices, and the availability of capital resources. The forward-looking statements contained herein reflect the current views of the Company's management, and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

TGC, based in Plano, Texas, is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity data bank.